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                                                                  EXHIBIT 10.37

                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
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                                                     ASTERISKS DENOTE OMISSIONS.


                               LICENSE AGREEMENT

     This Agreement, dated as of October 5, 1998, is made and entered into by and between HealthNotes, Inc. an Oregon corporation ("Licensor"), and The VitaminShoppe Industries Inc., a New York corporation ("Licensee").


                                    RECITALS

     A. Licensor publishes and distributes an information database sometimes known as HealthNotes(R) Online as more definitely described below (the "Content").

     B. Licensee maintains an Internet retailing web site as more definitely described below (the "Licensee's Web Site").

     C. Licensor desires to grant to Licensee and Licensee desires to acquire from Licensor certain rights and licenses to distribute the Content by means of the Licensee's Web Site, in each case, in accordance with and subject to the terms of this License Agreement.


                                   AGREEMENT

     The Parties therefore agree as follows:

SECTION 1. DEFINITIONS

     The following terms will have the meanings specified below whenever used in this Agreement with initial letters capitalized:

     1.1 "ARTICLE" means a discrete topic within the Content.

     1.2 "CONTENT" means the Licensor's HealthNotes(R) Online information database which, as of the date of this Agreement, includes the categories of (i) Health Conditions, (ii) Nutritional Supplements, (iii) Herbal Remedies, (iv) Homeopathic Remedies, (v) Drug Interactions and (vi) Diets and Therapies. Content shall also mean, subject to the provisions of Section 2.3, all Updates and Revisions to the Content.

     1.3 "ENHANCEMENTS" mean any change in the HealthNotes(R) Online information database which increases the scope or functionality beyond the current Content, including any additional categories of information such as food recipes.

     1.4 DELETED

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                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
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     1.5  "LICENSE FEE" means the sum of the annual license fee and the incentive bonus, if any, for such year as determined in accordance with Section
3.


     1.6 "LICENSEE'S WEB SITE" means the Internet retailing web site maintained by Licensee under the domain name "www.vitaminbuzz" or, with the prior written consent of Licensor (which will not be unreasonably withheld), such other single similar alternative web site maintained by Licensee.


     1.7  "PARTIES" means Licensee and Licensor, collectively.

     1.8 "RETAINED RIGHTS" means all rights retained by Licensor as set forth in Section 2.2.

     1.9  "TERM" means the term of this Agreement as set forth in Section 5.

     1.10 "UPDATES AND REVISIONS" mean updates of and revisions to the information database contained in the Content but does not include Enhancements.

SECTION 2. LICENSED AND RETAINED RIGHTS

     2.1 Grant of License. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee the following rights and licenses.

          2.1.1 Licensee shall have a [*****] year license (except as otherwise provided in Section 5), non-exclusive world-wide right and license to distribute and disseminate the Content by means of the Licensee's Web Site. Each Article when viewed, printed or otherwise accessed by means of the Licensee's Web Site will include the following copyright notice "(C)1998 HealthNotes, Inc." or such other similar notice as Licensor may hereafter reasonably request in writing.

          2.1.2 Licensee shall have a non-exclusive world-wide right and license to distribute and disseminate the photographs included within the Content by means of the Licensee's Web Site but only to the extent of using such photographs in association with the applicable Articles of the Content. Each such photograph when viewed, or otherwise accessed by means of the Licensee's Web Site will include an appropriate copyright notice as indicated by Licensor.

          2.1.3 Licensee may elsewhere in the Licensee's Web Site refer to Licensor and its authors and editors as contributors to the content of the Licensee's Web Site. Such reference should read as follows "[Licensee's] natural health information center has been researched and written by a team of nationally known healthcare professionals, including [list of Licensor authors and editors and their credentials]" or, with Licensor's prior written consent (which will not be unreasonably withheld), substantially similar language. For purposes of the foregoing, Licensor will, upon request

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     of Licensee or more frequently in Licensor's sole discretion, provide
     Licensee with a written list of those persons who act as authors or editors for Licensor and the credentials of such persons. Within ten (10) days of receipt of any such written list, Licensee shall conform any references in the Licensee's Web Site to the names contained in Licensor's most recent list.

          2.1.4 Licensee may make minor, non-substantive modifications to the Content with the prior written consent of Licensor (which will not be unreasonably withheld). It is anticipated that such modifications will be limited to those necessary for the linking and sorting of information.

          2.1.5 Licensee may not sublicense, resell or, except as permitted by
     Section 8.2, assign any of the foregoing rights.

     2.2 RETAINED RIGHTS. Except for the rights expressly granted by Licensor to Licensee under Section 2.1 of this Agreement, Licensor retains all copyrights and all other intellectual property rights in and to the Content. Without limiting the foregoing and notwithstanding any other provision of this Agreement, Licensor retains and does not grant to Licensee any right (i) to use the trademarks, trade names or assumed business names of Licensor (whether or not registered), (ii) to use the graphical icons used by Licensor in its HealthNotes(R) Online products, or (iii) to create derivative works, recreate or reverse engineer any Article or any portion of the Content or to use the Content in any manner to facilitate the creation of a similar information data base. Without limiting the foregoing and notwithstanding any other provision of this Agreement, Licensor retains the right (i) to grant to other persons non-exclusive licenses to distribute and disseminate the Content in any manner and (ii) to itself distribute and disseminate the Content in any manner.

     2.3 UPDATES AND REVISIONS. Licensor will provide Licensee with Updates and Revisions of the Content from time-to-time as such become available. Such Updates and Revisions will be provided by Licensor to Licensee free of charge. Licensor shall be excused from its obligation to provide such Updates and Revisions to Licensee at any time at which Licensee is in default under this Agreement provided that Licensor shall immediately ship such Update or Revision to Licensee upon the curing of any such default by Licensee to the reasonable satisfaction of Licensor. Licensor's obligation to provide Licensee with Updates and Revisions shall cease upon Licensor's receipt of a termination notice from Licensee pursuant to Section 5.2 and shall cease if Licensor, for whatever reason, after two years from the date of this Agreement ceases to create and publish Updates and Revisions.

SECTION 3. LICENSE FEES AND USAGE INFORMATION

     3.1 LICENSE FEES. Licensee will pay Licensor an annual license fee computed in accordance with the following schedule:

          Initial Year        $[*****]
          Second Year         $[*****]

          Subsequent Years    The amount will be negotiated at the end of the
                              term of this license.

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The annual license fee is referred to herein as the License Fee for such year.
The License Fee for the initial year will be due and payable upon signing this Agreement. The License Fee for all subsequent years will be due and payable in advance upon the anniversary date of this Agreement. Licensee will pay the License Fee due to Licensor under this Agreement at such address as Licensor may specify in writing. All amounts due under this Agreement will be payable in the currency of the United States. Any amounts due under this Agreement which are not paid within thirty (30) days of their due date shall be subject to a late payment charge of 1 1/2% and shall thereafter bear interest at a rate of 18% per annum until paid.

      3.2 THIRD PARTY LICENSING. Licensee shall be able to use the Content in Licensee's role as "content provider" to third party Portal sites (such as Yahoo, Excite, Lycos, Infoseek, etc.). Such contracts between the Licensee and any third party that contemplate the use of the Content must be approved in advance by Licensor. For each such third party site, Licensor will pay [*****] of the annual licensee fee computed in Section 3.1 and in accordance with the terms found in Section 3.1.

      3.3 USAGE INFORMATION. Licensee shall provide Licensor with information regarding the number of "hits" on specific Articles and categories within the Content. For purposes of the foregoing, access to an Article or category within the Content by a person using the Licensee's Web Site shall constitute a hit. Such information will be provided on a monthly basis within ten (10) business days after the end of each month in such format as the Parties may from time-to-time determine to be reasonable. Such information shall be considered "Confidential Information" of Licensee for purposes of Section 6.1 unless and until such information has been aggregated with similar information from other means of accessing the Content at which point the aggregated information shall not be considered "Confidential Information" of Licensee.

SECTION 4. PRODUCT SUPPORT

      4.1 SUPPORT BY LICENSOR. Licensor will, in the initial year, provide Licensee with product support and assistance relating to the integration of the Content onto the Licensee's Web Site. Such support shall be limited to up to thirty (30) hours of time of a professional determined by Licensor in its reasonable discretion and shall be provided by Licensor to Licensee without charge except that Licensee shall pay all travel, lodging and other out-of-pocket expenses reasonable incurred by the persons providing such services. The travel time of the individuals shall be included in calculating the hours of service provided by Licensor. If requested to do so by Licensee, Licensor will also make reasonable efforts to facilitate the availability of Licensor's employees, authors and editors to consult with Licensee on such terms as Licensee, Licensor and such individual may determine.


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                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.


     4.2 SUPPORT BY LICENSEE. If requested to do so by Licensor, Licensee agrees use his reasonably best efforts to sell, feature, promote and recommend Licensor's consumer products which, as of the date of this Agreement, include "HealthNotes Online Personal Edition CD-ROM," the "HEALTHNOTES" newsletter and the book published by Prima Health entitled "THE NATURAL PHARMACY."

SECTION 5. TERM

     5.1 GENERAL. The Term shall commence when any portion of the Content becomes available to the general public or on [*****], whichever comes first and subject to Sections 5.2, 5.3 and 5.4, shall be for [*****] years.


     5.2 TERMINATION AT OPTION OF LICENSEE. The Licensee shall have the right at any time after [*****] years from the date of this Agreement to terminate this Agreement in its sole discretion upon written notice to the Licensor delivered at least ninety (90) days prior to the effective date of such termination as set forth in such written notice.


     5.3 TERMINATION FOR DEFAULT BY LICENSEE. If Licensee defaults in the payment of any amounts due to Licensor under this Agreement or in any other way materially breaches this Agreement, Licensor may terminate this Agreement by giving Licensee written notice of such termination, provided that:

          (a) Licensor will not give such notice of termination prior to the expiration of thirty (30) days after Licensor gives Licensee written notice specifying the default or breach (including, but not necessarily limited to, the amount, if known, which Licensor believes has not been paid when due) and Licensor's intention to terminate the Term if the default is not cured within such thirty (30) day period;

          (b) if Licensee gives Licensor written notice that Licensee disputes any default or breach specified in Licensor's notice of such default or breach under (a) above prior to Licensee's receipt of Licensor's notice of termination under this Section 5.3, then Licensor will not give such notice of termination prior to the expiration of ten (10) days after an arbitrator gives Licensee written notice of an arbitrator's decision that Licensee is in default or breach; and

          (c) the termination will not be effective if Licensee cures the default or breach prior to Licensee's receipt of Licensor's written notice of termination given in accordance with this Section 5.3.

     5.4  EFFECT OF TERMINATION. Upon any termination of the Term pursuant to
Section 5.2 or 5.3, this Agreement will terminate and Licensee will have no further right or license under this Agreement. Licensee will not be entitled to any refund or credit for License Fees paid with respect to the year in which any termination occurs.

SECTION 6.  PROTECTION OF CONFIDENTIAL AND PROPRIETARY INFORMATION

     6.1 PROTECTION OF CONFIDENTIAL INFORMATION. During and after the term of this Agreement, each Party agrees to not disclose any Confidential Information it receives from the other Party to any person, firm, or corporation except employees of and others providing services to the receiving Party who have a need to know and who have been informed of the Party's obligations hereunder. As used herein "Confidential Information" means all computer software and any other information which (i) if disclosed in tangible form, bears a legend indicating that it is confidential or proprietary information of disclosing Party,


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or (ii) if disclosed orally or visually only, is identified as confidential or proprietary at the time of disclosure. Information shall not be deemed confidential or proprietary for purposes of this Agreement and the Party receiving such information shall have no obligation with respect to any such information which: (i) is already known to such Party at the time of its receipt from the other Party; (ii) is or becomes publicly known through no wrongful act of receiving Party; (iii) is received from a third party without similar restrictions and without breach of this Agreement; (iv) is independently developed by a Party; or (v) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law and, prior to such disclosure, the Party who is required to make such disclosure gives reasonable notice to the other Party so as to enable such other Party to seek appropriate protective orders or, if possible, challenge the requirement of such disclosure. All Confidential Information disclosed by either Party pursuant to this Agreement in tangible form (including, without limitation, information incorporated in computer software) shall be and remain the property of the disclosing Party, and all such Confidential Information shall be promptly returned to the disclosing Party upon written request.

      6.2 NON-INTERFERENCE WITH RETAINED RIGHTS AND BUSINESS RELATIONS. Licensee shall not take any action which directly or indirectly interferes with or impinges upon Licensor's Retained Rights. Licensee shall not take any action which directly or indirectly interferes with or impinges upon Licensor's employment, contract or other business relations with Licensor's employees, authors, editors or other professionals.

SECTION 7.  WARRANTIES AND LIMITATIONS ON LIABILITY

      7.1 WARRANTIES. Licensor represents and warrants to Licensee that the Content (and each and every portion thereof): (i) are Licensor's own and original creation, except for information validly licensed for use by Licensor or in the public domain; (ii) consist only of information that Licensor is authorized to provide to Licensee and Licensee is authorized to use as contemplated in this Agreement; and (iii) will not constitute a libel or conflict with any copyright, right of privacy or other rights of any third party. Licensor represents and warrants to Licensee that it has the full right and authority to grant the rights granted to Licensee pursuant to this Agreement.

      7.2 INDEMNITY. Subject to the limitations set forth herein, each Party hereby indemnifies and agrees to hold the other harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorney's fees) arising out of or in connection with its breach of any covenants, warranties or representations made herein. Without limiting the generality of the foregoing, Licensor shall, subject to the limitations set forth herein, indemnify and hold Licensee harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorney's fees) arising out of or related to the content of the Content as provided to Licensee by Licensor.

      7.3 LIMITATIONS ON LIABILITY. The Content is provided by Licensor to Licensee on an "AS-IS" basis. Licensor makes no representation or warranty to Licensee, to Licensee's customers or to any person who may use the Licenses's Web Site as to the accuracy or completeness of the information contained in the Content. LICENSOR HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES (EXCEPT AS EXPRESSLY PROVIDED HEREIN) INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES RESULTING FROM OR OTHERWISE ASSOCIATED WITH THE USE OF THE CONTENT. LICENSOR'S AGGREGATE LIABILITY FOR ANY CLAIM ARISING IN CONNECTION WITH LICENSEE'S USE OF THE CONTENT SHALL BE LIMITED TO THE AMOUNT OF LICENSE FEES PAID BY LICENSEE TO LICENSOR IN THE TWELVE (12) MONTH PERIOD PRECEDING ANY CLAIM.


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SECTION 8. MISCELLANEOUS


     8.1 NOTICES. All notices pursuant to this Agreement shall be in writing and shall either be mailed by prepaid first class U.S. mail or sent by overnight courier service to the other Party at the following address:

                  If to Licensor:   HealthNotes, Inc.
                                    1125 S.E. Madison, Suite 209
                                    Portland, Oregon 97214
                                    Attn: Schuyler W. Lininger, Jr.

                  If to Licensee:   -------------------------------

                                    -------------------------------

                                    -------------------------------

                                    Attn:--------------------------

Either Party may change its address for purposes of this Agreement by giving the other Party written notice of such change. Notice sent in accordance with the foregoing shall be deemed received three (3) business days after it is mailed or one (1) business day after it is sent by overnight courier service.

     8.2 SUCCESSORS AND ASSIGNS. Neither Party will assign this Agreement, in whole or in part, without the prior written consent of the other Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement as part of a merger, sale of assets or other corporate reorganization so long as persons who for the twelve (12) months immediately prior to such assignment beneficially owned equity securities which entitled such persons to elect or appoint a majority of the directors or managers of such Party continue for at least twelve (12) months immediately following such assignment to beneficially own equity securities which entitled such persons to elect or appoint a majority of the directors or managers of such Party. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by each of the Parties and their respective successors and assigns.

     8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and supercedes any and all prior understandings and agreements, whether written or oral, between the Parties with respect to such subject matter.

     8.4 AMENDMENT AND WAIVER. This Agreement may be amended only in writing and signed by both Parties. Any provision of this Agreement may be waived by a Party only in writing and signed by the Party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. The failure of any Party to enforce any provision of this Agreement shall not operate as a waiver of such provision or of any other provision.


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     8.5 GOVERNING LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Oregon without reference to its choice of law rules, except to the extent preempted by the laws of the United States of America.


     8.6 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, (excluding only the collection of license fees where the amount of fees owed is not in dispute) shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be held in Portland, Oregon.

     8.7 VENUE. Subject to Section 8.6 above, venue in any suit or action between the Parties arising out of or relating to this Agreement shall be in either the Circuit or District Court for Multnomah County, Oregon or the United States District Court for the District of Oregon in Portland, Oregon.

     8.8 ATTORNEYS FEES. If any suit, action or arbitration is initiated by any Party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing Party in such suit, action or arbitration shall be entitled to recover reasonable attorneys fees incurred in the preparation and prosecution or defense of such suit, action or arbitration as such fees are fixed by the trial court or the arbitrator and, if any appeal is taken from the decision of the trial court or arbitrator, reasonable attorneys fees as fixed by the appellate court.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the date written above.

                                   Licensor:

                                   HEALTHNOTES, INC.

                                   By:
                                      ------------------------------------
                                       Schuyler W. Lininger, Jr., President/CEO


                                   Licensee:

                                   By:
                                      ------------------------------------


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